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Exhibit 23.2

Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the use of our report dated February 8, 2002, except with respect to the matters discussed in Notes 8 and 14, as to which the date is February 28, 2002 (and to all references to our Firm) included in or made a part of this Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Scientific Games Corporation for the registration of 12,500,000 shares of its common stock.

                                                                                        /s/ Arthur Andersen LLP

Hartford, Connecticut
March 20, 2002

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Consent of Independent Public Accountants